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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 January 8, 2001
                Date of Report (Date of earliest event reported)


                            OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                      0-15190              13-3159796
(State or other jurisdiction of          (Commission         (I.R.S. Employer
        incorporation)                   File Number)        Identification No.)


                         106 CHARLES LINDBERGH BOULEVARD
                               UNIONDALE, NY 11553
                    (Address of principal executive offices)


                                 (516) 222-0023
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On January 8, 2001, OSI Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "OSI") announced that it had entered into certain agreements (the "Collaboration Agreements") with Genentech, Inc. ("Genentech") and F.Hoffmann-La Roche Ltd ("Roche") for the global co-development and commercialization of OSI's lead anti-cancer drug, OSI-774. The Collaboration Agreements consist of a Development and Marketing Collaboration Agreement between OSI and Genentech (the "OSI/Genentech Agreement"); a Development Collaboration and Licensing Agreement between OSI and Roche (the "OSI/Roche Agreement"); and a Tripartite Agreement by and among OSI, Genentech and Roche (the "Tripartite Agreement"). The Company received upfront fees of $25 million related to these agreements.

         Under the OSI/Genentech Agreement, OSI and Genentech have agreed to collaborate in the product development of OSI-774 with the goal of obtaining regulatory approval for commercial marketing and sale in the United States of products resulting from the collaboration. Under the OSI/Genentech Agreement, the parties have established a joint steering committee composed of representatives from each of OSI and Genentech. The responsibility of the joint steering committee will be, among other things, to approve overall strategy of the collaboration; review and approve development, clinical trial strategies and budgets; review and approve manufacturing activities; review and approve marketing and sales budgets; and perform other similar functions. The parties have also established a joint project team responsible for formulating overall development plans and budgets.

         The parties will conduct clinical trials of indications for licensed products as defined in the OSI/Genentech Agreement in accordance with such agreement. Consistent with the parties' development plan under the OSI/Genentech Agreement, and with the approval of the joint steering committee, the parties will agree as to who will own and be responsible for the filing of drug approval applications with the Food and Drug Administration other than the first new drug application which OSI will own and be responsible for filing and the first supplemental new drug application which OSI will have the option to own and be responsible for filing. Genentech will have responsibility for the design and implementation of all product launch activities and the promotion, marketing and sales of all products resulting from the collaboration in the United States, its territories and Puerto Rico, while OSI will have certain co-promotion rights. Genentech will pay OSI certain milestone payments and OSI will share in the operating profits or losses on products resulting from the collaboration.

         Under the OSI/Genentech Agreement, OSI has granted to Genentech a non-transferable (except under certain circumstances), non-sublicensable (except under certain circumstances), co-exclusive license under OSI's patents related to OSI-774 to use, sell, offer for sale and import products resulting from the collaboration. In addition, Genentech has granted to OSI a non-transferable (except under certain circumstances), non-sublicensable (except under certain circumstances), co-exclusive license to certain patents held by Genentech to use, make, have made, sell, offer for sale and import products resulting from the collaboration. Each party is generally responsible for its own patent filings. In addition, each party, generally, has the right, but not the obligation, to institute, prosecute and control against patent infringement claims. The


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term of the OSI/Genentech Agreement is until the date on which the parties are no longer entitled to receive a share of the operating profits or losses on any products resulting from the collaboration. The OSI/Genentech Agreement is subject to early termination in the event of certain defaults by either party and early termination by Genentech under certain circumstances.

         Under the OSI/Roche Agreement, OSI has granted to Roche, and Roche has obtained, a license under OSI's intellectual property rights with respect to OSI-774. Roche will collaborate with OSI and Genentech in the product development of OSI-774 and will be responsible for future marketing and commercialization of OSI-774 outside of the United States in certain territories as defined in the OSI/Roche Agreement. The grant is a royalty-bearing, non-transferable (except under certain circumstances), non-sublicensable (except with consent), sole and exclusive license to use, sell, offer for sale and import products resulting from the development of OSI-774 in the world, other than the territories covered by the OSI/Genentech Agreement. In addition, Roche has the right, but not the obligation, to manufacture OSI-774 for its territory, subject to certain exceptions. Roche will pay milestone and royalty payments to OSI. OSI has primary responsibility for patent filings for the basic patents protecting OSI-774, and in addition, has the right, but not the obligation, to institute, prosecute and control against patent infringement claims. The term of the OSI/Roche Agreement is until the date on which OSI is no longer entitled to receive a royalty on products resulting from the development of OSI-774. The OSI/Roche Agreement is subject to early termination in the event of certain defaults by either party. In addition, after two and one half years from the effective date, Roche may terminate the agreement on a country-by-country basis. OSI may also have the right to terminate the agreement on a country-by-country basis if Roche has not launched or marketed a product in such country under certain circumstances.

         Under the Tripartite Agreement, OSI, Genentech and Roche have agreed to establish a structure which is intended to generally result in the optimization of the use of each party's resources to develop OSI-774 in certain countries around the world, and share certain global development costs on an equal basis; to share information generated under a global development plan, as defined in the Tripartite Agreement; to facilitate attainment of necessary regulatory approvals of OSI-774 products for commercial marketing and sale in the world; and to work together on such matters as the parties agree from time to time during the development of OSI-774. Under the Tripartite Agreement, the parties have established a global development committee composed of representatives from each party. The global development committee is generally responsible for, among other things, approving material changes to the global development plan, including the annual budget; overseeing execution of the global development plan; resolving disputes concerning overall strategy or funding; and performing other similar functions. The parties have also established a liaison team to work with the teams organized under the OSI/Roche and OSI/Genentech Agreements. The responsibilities of the liaison team include coordination of pre-clinical activities, clinical team activity, regulatory activity, manufacturing activity, and communication and publication strategy. In addition, the liaison team must prepare budgets and updates to present to the global development committee and prioritize and allocate the supply of OSI-774. Each party may at its own expense conduct clinical and pre-clinical activities for additional indications for OSI-774 not called for under the global development plan, subject to certain conditions. The Tripartite Agreement will terminate


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when either the OSI/Genentech Agreement or the OSI/Roche Agreement terminates.

         Concurrently with the execution of the Collaboration Agreements, OSI entered into separate Stock Purchase Agreements (the "Stock Purchase Agreements") on January 8, 2001 with each of Genentech and Roche Holdings, Inc. for the sale to each of 462,570 newly-issued shares of OSI's common stock. The purchase price was $75.664 per share, or an aggregate purchase price of $35 million each. No underwriters or placement agents were involved in the purchase and sale of the securities. The sale of the securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales to accredited investors in a private placement. The Company agreed to register the resale of the shares of common stock issued in the private placement and expects to file a registration statement on Form S-3 with the Securities and Exchange Commission within a commercially reasonable time upon the closing of the sale.

         The transactions contemplated under the Collaboration Agreements and Stock Purchase Agreements closed on January 30, 2001. The agreements and further details regarding the transactions contemplated thereby are attached hereto and contained in the Company's press release dated January 8, 2001 attached as
Exhibit 99.1, respectively, and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  4.1 Stock Purchase Agreement, dated January 8, 2001, by and between OSI Pharmaceuticals, Inc. and Genentech, Inc.

                  4.2 Stock Purchase Agreement, dated January 8, 2001, by and between OSI Pharmaceuticals, Inc. and Roche Holdings, Inc.

                  *10.1 Development and Marketing Collaboration Agreement, dated January 8, 2001, between OSI Pharmaceuticals, Inc. and Genentech, Inc.

                  *10.2 Development Collaboration and Licensing Agreement, dated January 8, 2001, between OSI Pharmaceuticals, Inc. and F. Hoffmann-La Roche Ltd


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                  *10.3    Tripartite Agreement, dated January 8, 2001, by and
                           among OSI Pharmaceuticals, Inc., Genentech, Inc. and
                           F. Hoffmann-La Roche Ltd

                  99.1     Press release, dated January 8, 2001.

                  99.2     Press release, dated February 13, 2001.

                  -----------------------------

                  * Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ITEM 9.  REGULATION FD DISCLOSURE

       On February 13, 2001, OSI issued the press release attached as Exhibit 99.2.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 14, 2001           OSI PHARMACEUTICALS, INC.


                                   By:    /s/ ROBERT L. VAN NOSTRAND
                                          --------------------------
                                          Name: Robert L. Van Nostrand
                                          Title: Vice President, Chief Financial
                                               Officer and Secretary
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                                  EXHIBIT INDEX

Exhibit No.                        Description
4.1           Stock Purchase Agreement, dated January 8, 2001, by and between
              OSI Pharmaceuticals, Inc. and Genentech, Inc.

4.2           Stock Purchase Agreement, dated January 8, 2001, by and between
              OSI Pharmaceuticals, Inc. and Roche Holdings, Inc.

*10.1         Development and Marketing Collaboration Agreement, dated January
              8, 2001, between OSI Pharmaceuticals, Inc. and Genentech, Inc.

*10.2         Development Collaboration and Licensing Agreement, dated January
              8, 2001, between OSI Pharmaceuticals, Inc. and F. Hoffmann-La
              Roche Ltd

*10.3         Tripartite Agreement, dated January 8, 2001, by and among OSI
              Pharmaceuticals, Inc., Genentech, Inc. and F. Hoffmann-La Roche
              Ltd

99.1          Press release, dated January 8, 2001.

99.2          Press release, dated February 13, 2001.

----------------------------
              * Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.